Exhibit 10.12

FIRST AMENDMENT TO SEVERANCE AGREEMENT

This AMENDMENT effective as of             , 2006, (the “Effective Date”) to amend that certain Severance Agreement, (the “Current Agreement”) entered into by and between Wyeth, a Delaware corporation (the “Company”), and the executive whose name appears on the signature page hereto (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive executed the Current Agreement so that in the event of certain termination following a Change in Control (as defined therein) the Executive would be entitled to certain payments and benefits set forth therein, and the Company would be able to retain Executive during a period of potential uncertainty for the Company; and

WHEREAS, Section 409A of the Internal Revenue Code (together with any related regulations or other pronouncements thereunder, “Section 409A”) was added by Section 885 of the American Jobs Creation Act of 2004 and generally provides certain requirements with respect to the deferral of amounts under a non qualified deferred compensation plan; and

WHEREAS, Section 409A might effect some provisions of the Current Agreement in ways that were not anticipated at the time that the parties entered into the Current Agreement; and

WHEREAS, the parties desire to amend the Agreement as set forth herein, in order to avoid any adverse consequence to Executive by virtue of a failure to satisfy the requirements of Section 409A.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto have agreed as follows:

1. The Agreement is hereby amended by adding the following new Section 16:

“16. SECTION 409A. In the event that it is reasonably determined by the Company that, as a result of Section 409A (“Section 409A”) of the Code (and any related regulations or other pronouncements thereunder), any of the payments or provision of benefits that Executive is entitled to under the terms of this Agreement or any nonqualified deferred compensation plan (as defined under Section 409A) may not be made at the time contemplated by the terms hereof or thereof, as the case may be, without causing Executive to be subject to income tax under Section 409A, the Company will make such payment or provision of benefits on the first day that would not result in Executive incurring any tax liability under Section 409A. Thus to the extent that at the time of Executive’s termination of employment, any amounts payable hereunder could not be paid until six (6) months after termination, such payments or provision of benefits will be paid (with interest at the applicable federal rate) for instruments of less than one (1) year on the first date that such payments or provision of benefits will be permitted. In addition, other provisions of this Agreement or any other plan notwithstanding, the Company shall have no right to accelerate any such payment or provision of benefits or to make any such payment or provision of benefits as the result of an event if such payment or provision of benefits would, as a result, be subject to the tax imposed by Section 409A; provided, however, that if any payments or provision of benefits that the Company would otherwise be required to provide under this Agreement or any Company plan cannot be provided in the manner contemplated herein or under the applicable plan without subjecting Executive to income tax under Section 409A, the Company shall use its reasonable efforts, in good faith, to provide such intended payments or provision of benefits to Executive in an alternative manner that conveys an equivalent economic benefit to Executive (without materially increasing the aggregate cost to the Company) but in no event shall any payment or benefit be delayed longer than twelve (12) months on account of the provisions of this Section 16.”

2. Other than as set forth above, the Current Agreement shall continue in full force and effect in accordance with its terms, on and after the Effective Date.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the date first above written.

WYETH		EXECUTIVE

By:		By:
Name:	René R. Lewin
Title:	Senior Vice President, Human Resources		[Name of Executive]

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